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                                                                   Exhibit 10.31

                           AMENDED SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is made December 3, 2002 by BRIAZZ, Inc., a Washington corporation, with its principal executive offices at 3901 - 7th Avenue South, #200, Seattle, WA 98108 ("Company") in favor of Flying Food Group, L.L.C. ("FFG") and those affiliates of FFG named as makers under the terms of the Notes (as defined below), including but not limited to New Management, Ltd. (collectively, the "Lenders").

         WHEREAS, certain of the Lenders and Company are parties to those certain Promissory Notes dated as of October 25, 2002, October 30, 2002 and December 2, 2002 in an aggregate principal amount of $800,000 ("Initial Notes"), FFG may in the future guarantee the Company's obligations to certain of its vendors and contract partners (the "Guarantees"), and the Company will enter into an Indemnity Agreement at such time as FFG issues any Guarantees relating to such Guarantees (the "Indemnity Agreement") pursuant to which the Company will, in certain circumstances, indemnify FFG for payments made by it pursuant to such Guarantees and other guarantees that FFG may make on behalf of the Company; and

         WHEREAS, in connection with certain of the Initial Notes, Company made a Security Agreement dated as of November 19, 2002 (the "Prior Security Agreement") in favor of New Management, Ltd., one of the Lenders; and

         WHEREAS, the Lenders and Company desire to amend and restate the Prior Security Agreement to reflect that Laurus Master Fund, Ltd. ("Laurus") has entered into an Agreement Between Creditors with the Lenders dated as of December 2, 2002 (the "Agreement Between Creditors"), to include the Company's obligations pursuant to the Initial Notes, any Guarantees or the Indemnity Agreement and to provide for additional Lenders becoming parties to this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Company and the Lenders hereby agree as follows:

         1. Capitalized Terms. All terms capitalized but not otherwise defined in this Agreement shall have the same meanings in this Agreement as in the Uniform Commercial Code-Secured Transactions in effect in the State of Washington, as amended from time to time (the "UCC").

         2. Grant of Security Interest. To secure the complete and timely satisfaction of all obligations of Company under the Initial Notes, the Indemnity Agreement and any demand promissory note made by Company in favor of any Lender after the date hereof (such notes, collectively, the "Notes" and such obligations, collectively, the "Obligations"), Company hereby grants to the Lenders a continuing first priority security interest in all of Company's right, title and interest in the following personal property and fixtures, wherever located and now or in the future owned, existing, arising or acquired (collectively, the "Collateral"): all accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks and tradestyles in which we now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. The Lenders acknowledge that the security interests granted by Company hereunder is subject to the Agreement between creditors and shall be junior and subordinated to the security interest granted to (a) CAPCO Financial Company, a division of Cupertino National Bank ("CAPCO"), in the Company's Accounts pursuant to that certain contract of sale security agreement dated August 28, 2002, as amended from time to time, relating to Company's Accounts, and (b) the Company's equipment lessors in the Company's leased equipment (CAPCO and the lessors are collectively referred to as, the "Senior Secured Parties"). If requested by a Senior Secured Party, the Lenders will enter into a subordination agreement confirming that their security interest is junior and subordinated in right to the right of such Senior Secured Party. The Lenders have entered into a subordination agreement with CAPCO. This Agreement is the security agreement referred to in the Agreement Between Creditors.

         3. Perfection of Security Interests. Company agrees to join the Lenders in executing financing statements or other instruments pursuant to the UCC in form satisfactory to the Lenders and in executing such other

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documents or instruments as may be required or deemed necessary by the Lenders for purposes of affecting or continuing the Lenders' security interest in the Collateral. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. To the extent any Collateral is in the possession of a third party or is delivered to a third party for holding, Company shall immediately notify the Lenders and cooperate with the Lenders in notifying such third parties of the Lenders' security interest in such Collateral. Company shall use its best efforts to obtain an acknowledgment, or such other agreement as the Lenders may determine is necessary in order to perfect their security interest in the Collateral, from any third party in possession of any Collateral that such third party is holding such Collateral for the benefit of the Lenders.

         4. Term. The term of the security interest granted in this Agreement will extend until the time the Company's Obligations have been paid in full.

         5. Lenders' Right to Inspect and Collect. The Lenders shall have the right, at any time and from time to time upon reasonable notice, to inspect the Collateral in Company's possession. Company hereby irrevocably designates, makes, constitutes and appoints the Lenders and any of the Lenders' officers, employees and agents as Company's true and lawful attorney-in-fact, and the Lenders, or the Lenders' representatives may, without notice to Company and in either Company's or the Lenders name, but at the cost and expense of Company, at such time or such times as the Lenders in their sole discretion may determine, demand payment of all Accounts, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Company's rights and remedies with respect to collection of the Accounts and take control of any Collateral or any item of payment or proceeds relating to any Collateral.

         6. Disposition. Company will not convey, sell, lease, transfer or otherwise dispose of all or any part of its business or property, other than such dispositions in the ordinary course of business or as otherwise contemplated by Company and the Lenders.

         7. Event of Default. If an Event of Default occurs and is continuing, the Lenders may make all sums of principal, accrued but unpaid interest and other fees then remaining unpaid on the Notes or under the Indemnity Agreement and all other amounts payable thereunder due and payable. Subject to the foregoing provision, an occurrence of any of the following shall constitute an "Event of Default" under this Agreement and the Notes:

                  (a) Failure to Pay Principal, Interest or other Fees. Company fails to pay any installment of principal, interest or other fees on any Note or under the Indemnification Agreement, when due and such failure continues for a period of five (5) days after the due date.

                  (b) Breach of Representations and Warranties. Any material representation or warranty of Company made in this Agreement the Notes or the Indemnity Agreement shall be false when made and shall not be cured for a period of thirty (30) days after written notice thereof is received by Company from the Lenders, except for any such breach which does not have a material adverse effect upon the business, prospects, financial condition, results of operations, affairs or operations of Company and its properties and assets taken as a whole.

                  (c) Receiver or Trustee. Company shall make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  (d) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Company and such proceedings are not otherwise dismissed within forty-five (45) days.

         8. Cumulative Remedies. Upon the occurrence of an Event of Default, the Lenders may pursue any remedy available at law (including those available under the provisions of the UCC) or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise. All of the Lenders' rights and remedies

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with respect to the Collateral established hereby and by the Notes shall be cumulative, may be exercised singularly or concurrently and are not exclusive of any right or remedy, now or hereafter existing, provided by law or otherwise.

         9. Waivers. No course of dealing between Company and the Lenders, nor any failure to exercise, nor any delay in exercising, on the part of the Lenders, any right, power or privilege under this Agreement or under any Note will operate as a waiver of any power or privilege under this Agreement or under any Note nor will any single or partial exercise of any right, power or privilege under this Agreement or under any Note preclude any other or further exercise of that or any other right, power or privilege.

         10. Modification. This Agreement amends and restates the Prior Security Agreement. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in writing and signed by Company and the Lenders; provided, however, that upon the issuance of any Note in favor of any affiliate of FFG that is not then a Lender under this Agreement, such affiliate shall become a Lender under this Agreement by executing and delivering to Company a counterpart signature page to this Agreement. The parties agree that upon conversion or repayment of the Notes in accordance with their terms, this Agreement shall automatically terminate.

         11. Binding Effect; Assignment. This Agreement shall be binding upon Company and its successors and assigns, and shall inure to the benefit of the Lenders and their respective successors and assigns. Company may not assign any rights or obligations hereunder without the prior written consent of the Lenders, and any such attempted assignment shall be null and void and of no force or effect.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Northern District of Illinois or any Illinois state court located in Cook County, Illinois in the event any dispute arises out of this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action relating to this Agreement in any court other than the United States District Court for the Northern District of Illinois or an Illinois state court located in Cook County, Illinois and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement.

         13. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision hereof and all other provisions hereof shall remain in full force and effect.

         14. Further Assurances. Company agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as the Lenders reasonably request from time to time in order to carry out the purpose of this Agreement.

                  [Signature page follows]

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         IN WITNESS WHEREOF, the parties hereto have caused this Security
Agreement to be duly executed as of the day and year first above written.

                                          BRIAZZ, INC., a Washington corporation

                                          By: /s/ Victor D. Alhadeff
                                              -----------------------------
                                          Name: Victor D. Alhadeff
                                          Title: CEO

AGREED AND ACCEPTED

LENDERS:

FLYING FOOD GROUP, L.L.C.,
a Delaware limited liability company

By: /s/ David L. Cotton
    ---------------------------
    David L. Cotton
    Chief Financial Officer

NEW MANAGEMENT, LTD.

By: /s/ David L. Cotton
    ----------------------------
Its: Chief Financial Officer
     ---------------------------

                      SIGNATURE PAGE TO SECURITY AGREEMENT